UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b) Bruce L. Crockett and John A. Krol, members of the Board of Directors of ACE Limited (the “Company”), have determined to not stand for re-election to the Board at the Company’s 2012 Annual General Meeting. Mr. Crockett has served the Company since 1995 and is a member of the Company’s Risk and Finance Committee. Mr. Krol has been a director since 2001, is a member of the Nominating and Governance Committee and also Chairman of the Compensation Committee. In 2011, Mr. Krol reached the Board retirement age as contemplated by the Company’s Corporate Governance Guidelines, but at the request of the disinterested members of the Board he graciously agreed to remain in his roles as director and Chairman of the Compensation Committee for a one-year term, which ends as of the Annual Meeting.

The decisions with respect to both directors were not the result of any disagreement with the Company. The Company is grateful for their service. Mr. Crockett and Mr. Krol will both remain on the Board and maintain their respective Committee memberships until the Annual Meeting, which is scheduled to occur in May 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano General Counsel

DATE: February 13, 2012